SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

HOLLY ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6927 (Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 25, 2005, Holly Energy Partners, L.P. (the “Company”) entered into a definitive contribution agreement (the “Contribution Agreement”) with Alon USA, Inc. and certain of its wholly-owned subsidiaries to acquire over 500 miles of light products pipelines and two light product terminals for $120 million in cash and 937,500 Class B Subordinated Units of the Company. The Class B Subordinated Units will convert into an equal number of the Company’s common units in five years, subject to certain conditions. Pursuant to the Contribution Agreement, we will acquire 100% of the membership interest in a newly formed limited liability company subsidiary of Alon USA, Inc. into which all of the pipelines and terminals will have been contributed immediately prior to our acquisition of the subsidiary. The closing of the transaction is subject to customary closing conditions, including antitrust clearance and receipt of certain third-party consents.

     As part of the transaction, Alon USA, LP, a wholly-owned subsidiary of Alon USA, Inc. and a party to the Contribution Agreement, has agreed to a 15-year pipeline and terminals agreement that provides for a minimum volume commitment at stipulated tariffs that would result in revenues equal to approximately 90% of Alon USA, LP’s pro forma revenues for these pipelines and terminals. Alon USA, LP would also have three five-year options to extend the pipelines and terminals agreement.

     The Company derived approximately 9% of its revenues in the nine months ended September 30, 2004 from a contract with Alon USA, LP, which leases 20,000 barrels per day of capacity on the Company’s Artesia-Orla-El Paso pipeline.

     The description of the Contribution Agreement herein is qualified by reference to the copy of the Contribution Agreement, including exhibits, filed as Exhibit 2.1 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

2.1	—	Contribution Agreement, dated January 25, 2005, by and among Holly Energy Partners, L.P., Holly Energy Partners-Operating, L.P., T&R Assets, Inc., Fin-Tex Pipe Line Company, Alon USA Refining, Inc., Alon Pipeline Assets, LLC, Alon Pipeline Logistics, LLC, Alon USA, Inc., and Alon USA, LP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C.
its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President & Chief
Financial Officer

Date: January 31, 2005

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
2.1	—	Contribution Agreement, dated January 25, 2005, by and among Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., T&R Assets, Inc., Fin-Tex Pipe Line Company, Alon USA Refining, Inc., Alon Pipeline Assets, LLC, Alon Pipeline Logistics, LLC, Alon USA, Inc., and Alon USA, LP.